Exhibit 5.2


                                        July 10, 2001




PPL Electric Utilities Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101


Ladies and Gentlemen:

     We are acting as special counsel to PPL Electric Utilities Corporation (the "Company") with respect to the Registration Statement on Form S-3 to be filed by the Company on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed issuance and sale, from time to time, of up to $900,000,000 in aggregate principal amount of the Company's Debt Securities ("Debt Securities"), to be issued under the Company's Indenture to The Chase Manhattan Bank, N.A., as Trustee, as to be amended and supplemented by one or more supplemental indentures relating to the Debt Securities (such Indenture, as so supplemented, being hereinafter called the "Indenture"), to be initially secured by the Company's First Mortgage Bonds (the "Class A Bonds"), which are to be issued under the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, to Bankers Trust Company, as Trustee (the "1945 Trustee"), as to be amended and supplemented by one or more supplemental indentures relating to the Class A Bonds (such Mortgage and Deed of Trust, as so supplemented, being hereinafter called to "1945 Mortgage"), and for the qualification of the Indenture and Supplemental Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     We have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions as expressed below. Based on such examination and review, we advise you as follows:

     We are of the opinion with respect to the Debt Securities and the Class A Bonds to be issued at any one time that all action necessary to make valid the issuance and sale of the Debt Securities and the Class A Bonds will have been taken when said Registration Statement on Form S-3, and any amendment or amendments thereto, shall have become effective and a supplement to the prospectus which specifies certain pricing and issuance terms of such Debt Securities and Class A Bonds shall have been filed with the Securities and Exchange Commission; appropriate action has been taken by the Company's Board of


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July 10, 2001
Page 2


Directors with respect to certain terms relating to the proposed issuance and sale of such Debt Securities and issuance and delivery of such Class A Bonds; the Securities Certificate of the Company with respect to such Debt Securities and Class A Bonds shall have been duly registered by the Pennsylvania Public Utility Commission pursuant to Section 1903 of the Pennsylvania Public Utility Code, as amended; the Indenture, any supplemental indentures relating to the Debt Securities, and any supplemental indentures relating to the Class A Bonds have been executed and delivered; and such Debt Securities and Class A Bonds have been appropriately executed and delivered by the Company for the consideration contemplated and authenticated by the Trustee under the Indenture and the 1945 Trustee under the 1945 Mortgage.

     When the steps indicated above have been taken, the Debt Securities and Class A Bonds to be issued at any one time in our opinion will become legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency or reorganization laws or by other laws relating to or affecting generally the enforcement of creditors' and mortgagees' rights and by general equity principles.

     We hereby authorize and consent to the use of this opinion as Exhibit 5.2 to the aforesaid Registration Statement on Form S-3 in connection with the issuance and sale of the Debt Securities and Class A Bonds. We further consent to the use of our name in said Registration Statement and the Prospectus constituting a part thereof.

     We are members of the New York Bar and do not hold ourselves out as experts on the laws of Pennsylvania. As to all matters relating to the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of even date herewith of Michael A. McGrail, Senior Counsel of PPL Services Corporation, which is being filed as Exhibit 5.1 to the Registration Statement.

     In rendering his opinion, Mr. McGrail may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                        Very truly yours,

                                        /s/ THELEN REID & PRIEST LLP

                                        THELEN REID & PRIEST LLP